C8888889133 | T

5796179

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO
CONSTITUÉE SELON LES LOIS DE LA PROVINCE D'ONTARIO

Number Numéro
00100975ZQ

Celestica™

SUBORDINATE VOTING SHARES
ACTIONS SUBALTERNES COMPORTANT DROIT DE VOTE

Shares Actions
****1*********
*****1********
******1*******
*******1******

THIS CERTIFIES THAT
LES PRÉSENTES ATTESTENT QUE

SPECIMEN CERTS

CUSIP 15101Q108

ISIN CA15101Q1081

SEE REVERSE FOR CERTAIN DEFINITIONS

VOIR AU VERSO POUR CERTAINES DÉFINITIONS

is the registered holder of
est le porteur inscrit de

1

FULLY PAID AND NON-ASSESSABLE SUBORDINATE VOTING SHARES IN THE CAPITAL OF

ACTIONS SUBALTERNES COMPORTANT DROIT DE VOTE, ENTIÈREMENT LIBÉRÉES ET NON SUSCEPTIBLES D'APPELS DE VERSEMENTS DANS LE CAPITAL DE

Celestica Inc.

transferable only on the books of the Corporation by the registered holder hereof in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.

Transférables uniquement dans les registres de la société par le porteur inscrit aux présentes en personne ou par fondé de pouvoir dûment autorisé par écrit sur remise du présent certificat dûment endossé.

Le présent certificat n'est pas valide tant qu'il n'a pas été contresigné par l'agent des transferts et inscrit par l'agent chargé de la tenue des registres de la société.

EN FOI DE QUOI la société a fait signer le présent certificat par ses dirigeants dûment autorisés.

Dated: Feb 22, 2017
Date:

President and Chief Executive Officer
Président et chef de la direction

Chief Financial Officer
chef de la direction des finances

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par _______________________
Authorized Officer - Représentant autorisé

OR
OU

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE INVESTOR SERVICES INC.
SERVICES AUX INVESTISSEURS COMPUTERSHARE INC.
(TORONTO) (MONTREAL)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par _______________________
Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON and Montreal, QC or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux investisseurs Computershare inc. à Toronto, ON et Montréal, QC ou aux bureaux de Computershare Trust Company, N.A. à Canton, MA, Jersey City, NJ et à College Station, TX.

SECURITY INSTRUCTIONS ON REVERSE - VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_00370380_CI_SQ

01AKXA

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM	- à titre de propriétaires en commun
TEN ENT	- à titre de locataires solidaires
JT TEN	- à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Nom) CUST (Nom) UNIF GIFT MIN ACT (État)	- (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

* Please insert Social Insurance, Identification, or other identifying number of transferee.

* Veuillez inscrire le numéro d'assurance sociale, le numéro d'identification aux fins de l'impôt ou tout autre numéro permettant d'identifier le cessionnaire.

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

____

Insert name and address of transferee / Insérer le nom et l'adresse du cessionnaire

____

shares represented by this certificate and does hereby irrevocably constitute and appoint

actions représentées par le présent certificat et nomme irrévocablement

____

the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE :
DATED: ____________________

Signature of Shareholder / Signature de l'actionnaire

Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare's ***Privacy Notice:*** In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1, une grande société de fiducie au Canada ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses Populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

Avis de confidentialité de Computershare : Lorsque Computershare fournit des services, à vous ainsi qu'à ses sociétés clientes, elle reçoit des renseignements personnels non publics à votre sujet - votre nom, votre adresse, votre numéro d'assurance sociale, les titres que vous détenez, les opérations que vous avez effectuées, etc. Nous utilisons ces renseignements afin d'administrer votre compte, pour mieux répondre à vos besoins et à ceux de nos clients ainsi qu'à d'autres fins légales. Nous avons établi un Code de confidentialité, qui contient de plus amples renseignements sur nos pratiques à l'égard des renseignements et sur la façon dont nous assurons la protection de vos renseignements personnels. Vous le trouverez sur notre site Web, computershare.com; vous pouvez également vous en procurer un exemplaire en nous en faisant la demande par écrit, au 100 University Avenue, Toronto (Ontario) M5J 2Y1. *Vous êtes tenu de nous fournir votre NAS si vous devez recevoir un revenu de ces titres. Nous utiliserons ce numéro aux fins de l'impôt. Computershare peut également vous demander votre NAS comme mesure de sécurité et d'identification lorsque vous nous demandez de gérer votre compte, par téléphone ou par écrit; vous pouvez cependant refuser de le faire.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ. NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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